Lend Lease

REAL ESTATE INVESTMENTS

February 28, 2003

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

LaSalle Bank National Association

135 South LaSalle Street

Suite 1625

Chicago, IL 60603

Attn: Corporate Trust Office

Morgan Stanley Dean Witter Capital I Inc.

Commercial Pass Through Certificates, Series 2002 IQ2

Morgan Stanley Dean Witter Capital I Inc.

1585 Broadway

New York, New York 10036

Attn: Cecilia Tarrant

Fitch Ratings

One State Street Plaza, 31st Floor

New York, New York 10004

Attn: CMBS Surveillance Department

S & P Ratings Services

55 Water Street, 10th Floor

New York, New York 10041 0003

Attn: CMBS Surveillance Department

Re: Morgan Stanley Dean Witter Capital I Inc.

Series 2002 IQ2

Ladies & Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 2002,

among Morgan Stanley Dean Witter Capital I Inc., as Depositor; Orix Capital Markets, LLC as

Master Servicer, Lend Lease Asset Management, L.P. ("LLAM"), as Special Servicer; LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar; and ABN AMRO Bank N.V., as Fiscal Agent, in connection with Commercial Mortgage Pass Through

Certificates, Series 2002 IQ2 (the "PSA").

LaSalle Bank National Association, et al

February 28, 2003

As Vice President of Pearl Mortgage, Inc., General Partner of LLAM, I have delegated to specified officers ("Officers") the responsibility for reviewing and monitoring the activities of LLAM, and of our performance under the PSA.

Accordingly, pursuant to Section 9.17 of the PSA and in accordance with certifications made to me by each of the Officers, LLAM certifies the following:

  A review of the activities of LLAM for the period from January 1, 2002 to December 31, 2002, and of its performance under this PSA has been made under the supervision of the Officers, who have in turn been under my supervision;
  To the best of my knowledge and the Officer's knowledge, based on such review, LLAM has fulfilled all of its obligations as Special Servicer in all material respects under the PSA throughout the period from January 1, 2002, to December 31, 2002; and

Please refer to the enclosed independent accountants' report dated February 3, 2003, delivered pursuant to Section 9.19 of the PSA, which discusses the results of their review of our activities under this PSA and which is incorporated herein by reference.

Very truly yours,

LEND LEASE ASSET MANAGEMENT, L.P.

By: Pearl Mortgage, Inc., its General Partner

By/s/ Michael Carp

Michael Carp

Vice President

Asset Management Division

Enclosure

cc: Morgan Stanley Dean Witter Capital I Inc.

1585 Broadway

New York, New York 10036

Attn: Michelle Wilke